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                                      Exhibit 15
                 LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, North West
Washington, D.C. 20549
                                  RE:  Regis Corporation
                                       Registrations on Form S-8
                                       (File No. 33-44867, No. 33-89882)
                                       Registration on Form S-4
                                       (File No. 333-12099)
                                       Registrations on Form S-3
                                       (File No. 33-82094, No. 33-86276,
                                       No. 33-89150, No. 33-92244,
                                       No. 33-96224 and No. 33-80337)


We are aware that our report dated October 25, 1996, on our reviews of the interim financial information of Regis Corporation as of September 30, 1996 and for the three month periods ended September 30, 1996 and 1995, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                       /s/ Coopers & Lybrand L.L.P.

                                       Coopers & Lybrand L.L.P.

Minneapolis, MN
November 5, 1996


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